UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

August 3, 2006
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁬ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁬ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁬ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁬ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2006, Green Mountain Power Corporation (the “Company”) issued a press release announcing the sale through private placement of $30 million principal amount of first mortgage bonds bearing interest at 6.53 percent per year and maturing on August 1, 2036. The take down of funds will occur on two separate dates. The initial closing occurred on August 3, 2006 for $11,000,000. The second closing is scheduled for December 1, 2006 for $19,000,000. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Bond Purchase Agreement between the Company and the purchasers of the first mortgage bonds and the Eighteenth Supplemental Indenture pursuant to which the first mortgage bonds were issued are attached to this Current Report on Form 8-K as Exhibit 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Eighteenth Supplemental Indenture, dated as of July 1, 2006, between the Company and The Bank of New York, as Trustee, relating to the first mortgage bonds.
10.1	Bond Purchase Agreement, dated July 27, 2006, between Green Mountain Power Corporation and CIGNA Investments, Inc. and Hartford Life Insurance Company, as purchasers.
99.1	Press release announcing the private placement of $30 million principal amount of first mortgage bonds, furnished pursuant to Item 2.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)
Date: August 4, 2006	By: /s/ Dawn D. Bugbee
Name: Dawn D. Bugbee Title: Vice President and Chief Financial Officer (principal accounting officer)

Exhibit Index

Exhibit	Description
4.1	Eighteenth Supplemental Indenture, dated as of July 1, 2006, between the Company and The Bank of New York, as Trustee, relating to the first mortgage bonds.
10.1	Bond Purchase Agreement, dated July 27, 2006, between Green Mountain Power Corporation and CIGNA Investments, Inc. and Hartford Life Insurance Company, as purchasers.
99.1	Press release announcing the private placement of $30 million principal amount of first mortgage bonds, furnished pursuant to Item 2.03.